Exhibit 99.1

Gulf Resources Announces Temporary Suspension of Trial Production at its well in Sichuan Province

SHOUGUANG, China, June 03, 2019 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China today announced the temporary suspension of trial production at its natural gas well in Daying County, Sichuan Province, China in order to comply with new environmental regulations being implemented in China.

On May 29th, 2019, the Company received an oral notice from the government of Tianbao Town ,Daying County, Sichuan Province, whereby the Company is required to obtain project approval for its well located in Daying, including the whole natural gas and brine water project, and approvals for safety production inspection, environmental protection assessment, and to solve the related land issue. Until these approvals have been received, the Company have to temporarily halt trial production at its natural gas well in Daying.

Management has started discussions with local governmental officials about the oral notice.  We believe that the process that is now occurring to us in Sichuan Province is similar to the process that is occurring in Shandong Province. However, in this Sichuan case, management expects the process to be shorter and easier to accomplish .

While  many of our factories in Shandong were old and most of them were located near populous centers,  all of our machinery in Sichuan is new. From the beginning of the project, the Company has been working closely with the Daying local governments to ensure the project and the equipment satisfy local requirements. In addition, the Daying well is located at a rural and mountainous area.

The Company does not believe it will encounter serious problems in meeting the new governmental requirements. It expects that this process could take approximately three months. At this time, the Company cannot estimate potential costs in association with the compliance process.

Until these approvals have been obtained, the Company will not expect to apply for additional drilling permits. However, the Company believes it remains highly committed to its Sichuan project.

About Gulf Resources, Inc.
Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements
Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com

Director of Investor Relations

Helen Xu (Haiyan Xu)

beishengrong@vip.163.com